Exhibit 99.1
SEPARATION AGREEMENT AND GENERAL RELEASE
This Agreement and General Release (“Agreement”) is made and entered into by and between Crimson Midstream Services, LLC. (“Company”) on the one hand, and Larry Alexander, and his heirs, executors, administrators, successors and assigns (collectively, “Executive”) on the other. Company and Executive may be referred to individually as a “Party” or collectively as the “Parties.”
1.Last Day of Employment. Executive was separated from employment effective March 1, 2023 (“Separation Date”).
2.Definition of Released Parties. For purposes of this Agreement, the term “Released Parties” means John D. Grier, CorEnergy Infrastructure Trust, Inc., Crimson Midstream Holdings, LLC, Crimson Midstream Services, LLC and each of their respective owners, parent corporations, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and their employee benefits plans and programs and their administrators and fiduciaries; except that “Released Parties” does not include Crimson Management Incentives LLC or CI Management, LLC.
3.Pending and Future Legal or Administrative Actions. Executive represents there are no actions brought by Executive, whether in court, before any agency or otherwise, asserting claims by Executive against Company or any other Released Parties including, but not limited to, actions that concern allegations based on Executive’s employment and cessation of employment with Company.
4.Consideration. In consideration for Executive’s signing this Agreement and compliance with its terms, and provided Executive does not revoke this Agreement as provided in paragraph 7 below, Company agrees to:
a.Pay $443,210 representing twelve (12) months Executive’s base monthly salary (“Separation Pay”), in accordance with the Company’s regular payroll practices, including making the usual deductions and withholdings from salary. Payments will be made as follows:
(i)The first payment of $147,737 will be made on the payroll date that occurs 20 business days after the date Company receives a signed and dated copy of this Agreement from Executive.
(ii)The remaining $295,473 of the Separation Pay shall be paid in eight (8) equal monthly payments commencing four (4) months after the separation date from the Company.
b.If Executive is eligible for and properly and timely elects to continue medical, vision and/or dental coverage under Company’s group health plan in accordance with the continuation requirements of COBRA, Company will reimburse Executive 100% of the cost of the premium for such coverage (at the same level of coverage for Executive in effect immediately prior to the Separation Date) beginning on the Separation Date and ending on March 1, 2024 (unless Executive’s COBRA coverage period ends earlier) (the “COBRA Payment Period”). Reimbursements shall be made on a regular payroll basis, commencing as soon as reasonably practicable following the date on which this Agreement becomes effective and after proof of payment is submitted by Executive. Executive must submit proof of payment of the monthly COBRA premiums to receive reimbursement. The proof for each month’s payment must be submitted within 30 days after making the COBRA payment for the reimbursement to be provided.

Exhibit 99.1
Nonetheless, if Executive becomes employed by another employer and is eligible for coverage under the group benefits plan of the new employer, Company will no longer reimburse the cost of the premiums for COBRA continuation as of the date of eligibility under the new employment. Executive agrees to immediately notify Company in writing of such new employment so that Company receives such notification prior to the commencement of this new employment.
c.Executive’s 2022 4th quarter Incentive Bonus, as defined in Executive’s January 1, 2017 Employment Agreement with the Company and calculated as $221,605 will be paid within 20 days of execution of this Agreement.
5.No Consideration Absent Execution of this Agreement. Executive understands and agrees that Executive would not receive the monies and/or benefits specified in paragraph 4 above, except for Executive’s execution of this Agreement and the fulfillment of the promises contained herein.
6.Time to Consider Agreement, Release of Age Discrimination Claims, Consultation With an Attorney. Executive has forty-five (45) calendar days to consider and sign this Agreement but may sign it earlier. If Executive signs this Agreement before the end of the 45-day consideration period, Executive represents Executive did so voluntarily and that no one coerced Executive to do so. This Agreement shall be deemed withdrawn if Executive does not sign it and either deliver, email or mail it before the 45 day period expires. Executive waives important rights, including the right to sue for discrimination based upon age under the Age Discrimination in Employment Act and state law by signing this Agreement. However, Executive is not releasing age discrimination claims that arise after Executive signs this Agreement. Company advises Executive to consult with an attorney about the meaning and effect of this Agreement before signing it.
7.Right to Revoke Agreement. Executive may revoke this Agreement for a period of seven (7) calendar days following the day Executive signs this Agreement. Any revocation within this period must state: “I hereby revoke my acceptance of our Separation Agreement and General Release.” The revocation must be emailed to jgrier@crimsonml.com before expiration of the 7-calendar day revocation period. This Agreement will not become effective or enforceable until the revocation period has expired. Therefore, the effective date of this Agreement is the day after the expiration of the seven day period.
8.General Release of Claims, Claims and Interest Not Released, Government Agencies, Collective Action and Related Provisions.
a.General Release of Claims. Except for the claims that cannot be released as set forth in paragraph 8(b), Executive knowingly and voluntarily releases and forever discharges the Released Parties, including Company, of and from any and all claims, known and unknown, asserted or unasserted, which Executive has or may have against Released Parties as of the date of execution of this Agreement, including, but not limited to, any alleged violation of:
•Title VII of the Civil Rights Act of 1964
•The Civil Rights Act of 1991
•Sections 1981 through 1988 of Title 42 of the United States Code, as amended
•The Executive Retirement Income Security Act of 1974 (“ERISA”) (as modified below)
•The Immigration Reform and Control Act
•The Americans with Disabilities Act of 1990
•The Age Discrimination in Employment Act of 1967 (“ADEA”)
•The Workers Adjustment and Retraining Notification Act

Exhibit 99.1
•The Occupational Safety and Health Act
•The Sarbanes-Oxley Act of 2002
•The Fair Credit Reporting Act
•The Family and Medical Leave Act
•The Equal Pay Act
•The Genetic Information Nondiscrimination Act of 2008
•California Family Rights Act – Cal. Gov’t Code § 12945.2
•California Fair Employment and Housing Act – Cal. Gov’t Code § 12900 et seq.
•California Unruh Civil Rights Act – Cal. Civ. Code § 51 et seq.
•Statutory Provisions Regarding the Confidentiality of AIDS Information – Cal. Health & Safety Code § 120775 et seq.
•California Confidentiality of Medical Information Act – Cal. Civ. Code § 56 et seq.
•California Parental Leave Law – Cal. Lab. Code § 230.7 et seq.
•California Apprenticeship Program Bias Law – Cal. Lab. Code § 3070 et seq.
•California Equal Pay Law – Cal. Lab. Code § 1197.5
•California Whistleblower Protection Law – Cal. Labor Code § 1102.5
•California Military Personnel Bias Law – Cal. Mil. & Vet. Code § 394
•Statutory Provision Regarding California Kin Care Leave –Cal. Labor Code § 233
•Statutory Provisions Regarding California Electronic Monitoring of Executives – Cal. Labor Code § 435
•The California Occupational Safety and Health Act, as amended, California Labor Code § 6300 et seq., and any applicable regulations thereunder
•California Obligations of Investigative Consumer Reporting Agencies Law – Cal. Civ. Code § 1786.10 et seq.
•California Political Activities of Executive s Law – Cal. Labor Code § 1101 et seq.
•California Abuse and Crime Victims Leave Law – Cal. Labor Code § 230.1
•California Court Leave Law – Cal. Labor Code § 230
•Those other provisions of the California Labor Code that lawfully may be released
•Any other federal, state or local civil or human rights law or any other federal, state or local law, regulation or ordinance
•Any public policy, contract, tort or common law§ or
•Any basis for recovering costs, fees or other expenses including attorneys’ fees incurred in these matters.
b.Claims Not Released. Notwithstanding the foregoing, the Parties agree that the scope of this release does not apply to (1) any rights Executive may have to Executive’s own vested accrued benefits under the Company’s health, welfare, or retirement benefit plans as of the Separation Date; (2) any claims for workers’ compensation benefits (including disability payments) or unemployment insurance benefits, (3) claims for indemnification of Executive’s reasonable expenses incurred for the Company under California Labor Code section 2802, (4) other claims that by law may not be waived, (5) claims seeking to enforce this Agreement, (6) challenges to the validity of this Agreement or (7) Executive’s participation in any federal whistleblower programs
c.Interest Not Released: The Parties agree that the scope of this release does not apply or extend to Executive’s interest in Crimson Management Incentives LLC. The Parties agree that Executive expressly maintains any and all interest in Crimson Management Incentives LLC and that nothing contained herein is an express or implied limitation on Executive’s legal, financial, rights, or interest in Crimson Management Incentives LLC.

Exhibit 99.1
d.Government Agencies. Nothing in this Agreement prohibits, prevents, or otherwise limits Executive from filing a charge or complaint with or participating, testifying, or assisting in any investigation, hearing, or other proceeding before any federal, state, or local government agency (e.g., EEOC, NLRB, SEC CRD, DLSE,) or in any legislative or judicial proceeding nor does anything in this Agreement preclude, prohibit, or otherwise limit, in any way, Executive’s rights and abilities to contact, communicate with, or report unlawful conduct, or provide documents, to federal, state, or local officials for investigation or participate in any whistleblower program administered by any such agencies. In addition, nothing in this Agreement, including, but not limited to, the release of claims nor the acknowledgements and affirmations, limited disclosure, and confidentiality clauses, prohibits Executive from: (1) reporting possible violations of federal or other law or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the Commodity Futures Trading Commission, the U.S. Congress, or any agency Inspector General; (2) making any other disclosures that are protected under the whistleblower provisions of federal or other law or regulations; or (3) filing a charge or complaint or otherwise fully participating in any governmental whistleblower programs, including but not limited to any such programs managed or administered by the U.S. Securities and Exchange Commission, the Commodity Futures Trading Commission or the Occupational Safety and Health Administration.
Executive is not required to notify or obtain permission from Company when filing a governmental whistleblower charge or complaint or engaging or participating in protected whistleblower activity. Executive is only able to recover money or other individual relief related to a complaint filed under a federal whistleblower program. Executive is not entitled to a monetary payment for complaints or charges submitted to other agencies, such as the EEOC or California Civil Rights Department.
e.Collective/Class Action Waiver. If any claim is not subject to release, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Company or any other Released Parties identified in this Agreement is a party.
f.Assignment of Claims. Executive represents that Executive has not assigned any claim concerning Company or other Released Parties or authorized any other person or entity to assert such a claim or claims on Executive’s behalf.
g.Release of Executive. The Company releases and forever discharges Executive from any and all claims, known and unknown, asserted or unasserted, which Company has or may have against Executive as of the date of execution of this Agreement.
9.Acknowledgments and Affirmations.
a.Executive affirms that other than the payments described in Section 4 above Executive has been paid and/or has received all compensation, wages, bonuses, commissions, vacation pay, stock, stock options and/or benefits which are due and payable as of the date Executive signs this Agreement, and except for the outstanding equity which will remain in place and be governed by the Limited Liability Agreement of Crimson Management Incentives LLC. For the avoidance of doubt, Executive’s employment status shall have no bearing on his right to receive the compensation as governed by the Limited Liability Agreement of Crimson Management Incentives LLC.

Exhibit 99.1
b.Executive affirms that Executive has been granted any leave to which Executive was entitled under the Family and Medical Leave Act, the California Family Rights Act or any other applicable state or local leave or disability accommodation laws.
c.Executive further affirms that Executive has no known workplace injuries or occupational diseases.
d.Executive affirms that Executive has not divulged any proprietary or confidential information of Company and will continue to maintain the confidentiality of such information consistent with Company’s policies, common law, the Trade Secrets Act, and this Agreement.
e.Executive further affirms that Executive has not been retaliated against for reporting any allegations of wrongdoing by Company or its officers, including any allegations of corporate fraud.
f.Executive further affirms Company has reimbursed Executive for any business expenses owed to Executive through the date of this Agreement.
g.Executive affirms that Executive has returned all of Company’s property, documents and/or confidential information in Executive’s possession or control. Executive also affirms that Executive is in possession of all of Executive’s property that Executive had at Company’s premises and that Company is not in possession of any of Executive’s property.
h.Executive affirms that all of Company’s decisions regarding Executive’s pay and benefits through the date of Executive’s execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law.
10.Waiver of Civil Code Section 1542 and Knowing Waiver of Claims. Executive understands and expressly agrees that this Agreement extends to all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, past or present, which Executive has or may have against Released Parties, and all rights under Section 1542 of the California Civil Code are hereby expressly waived. Such Section reads as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Executive represents that Executive has read this Agreement, including the waiver of California Civil Code section 1542, and that Executive has had the opportunity to consult with an attorney about this Agreement and specifically about the waiver of Section 1542, and Executive understands the Agreement and the Section 1542 waiver, and freely and knowingly enters into this Agreement. Executive acknowledges that Executive may hereafter discover facts different from or in addition to those Executive knows or now believes to be true with respect to the matters released or described in this Agreement, and Executive agrees the releases and agreements contained herein shall be and will remain effective in all respects notwithstanding any later discovery of any such different or additional facts. Executive hereby assumes any and all risk of any mistake in connection with the true facts involved in the matters, disputes or controversies described herein or with regard to any facts which are now unknown to Executive relating thereto.

Exhibit 99.1
11.Company Confidential Information.
a.“Confidential Information” for purposes of this Agreement is defined as the confidential, proprietary, nonpublic and or secret knowledge of the Company or any of its affiliates, whether developed by Executive or by others, concerning the Company’s plans, acquisition opportunities, strategies, finances, vendors, vendor contact information, contractors, clients (including client contact information and preferences), marketing techniques, processes, formulae and algorithms (whether or patented or patentable) directly or indirectly useful or potentially useful in any aspect of the business of the Company or one of its affiliates. Confidential information does not include (i) information that is now or later becomes available to the general public through no fault of Executive, and (ii) information required to be disclosed through legal process but only with respect to the disclosure so required.
b.Executive affirms that Executive has not divulged Confidential Information as of Executive’s execution of this Agreement. Executive also understands and agrees that Executive: (i) will continue to keep such Confidential Information confidential at all times, (ii) will not disclose or communicate Confidential Information to any third-party unless otherwise required by law, and (iii) will not make use of Confidential Information on Executive’s own behalf, or on behalf of any third-party.
c.Under the federal Defend Trade Secrets Act of 2016, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to Executive’s attorney in relation to a lawsuit against Company for retaliation against Executive for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal.
d.In view of the nature of Executive’s employment and the nature of Confidential Information Executive received during the course of Executive’s employment, Executive agrees that any unauthorized disclosure to third-parties of Confidential Information or other violation, or threatened violation, of this Agreement would cause irreparable damage to status of Confidential Information and to Company, and that, therefore, Company shall be entitled to an injunction prohibiting Executive from any such disclosure, attempted disclosure, violation, or threatened violation.
e.Executive agrees it would be difficult for Company to establish the amount of damages caused by any unauthorized disclosure of Confidential Information. Accordingly, Employee agrees to pay 5% of the total amounts in paragraph 4 for a proven breach of this paragraph 11 for each proven breach as liquidated damages. A proven breach shall mean a final binding order from a court of competent jurisdiction. Employee and Company agree this amount is not a penalty and is a reasonable amount.
f.Nothing in this Agreement, including this paragraph 11, prevents Executive from discussing and disclosing information about unlawful acts in the workplace such as harassment and discrimination or any other conduct that Executive has reason to believe is unlawful.
12.No Disparagement. Executive and Company agree and warrant that Executive and Company will not disparage, or assist others in disparaging, any of the Parties. Executive and Company further agree and warrant that Executive will not make, file, prepare, report, or assist in making, filing, preparing, or reporting any disparaging remarks about the Parties via the Internet or any news media. For purposes of this section, Company means CorEnergy

Exhibit 99.1
Infrastructure Trust, Inc., Crimson Midstream Holdings, LLC, and Crimson Midstream Services, LLC’s and their respective Board of Directors and executive leadership teams.
13.Post Separation Cooperation and Transition.
a.For a period of one year after the Separation Date, pursuant to the Consulting Agreement described in Section 13.c. Executive agrees to assist Company and its affiliates, upon Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceedings involving matters that occurred during the course of Executive’s employment with Company. This assistance includes, without limitation, being available to the Company upon reasonable notice for interviews and factual investigations, and appearing at Company’s request, upon reasonable notice, for deposition or testimony without the necessity of a subpoena or other process. Executive will be paid reasonable costs and expenses for this assistance as described in Section 13.c.
b.For a period of one year after the Separation Date, pursuant to the Consulting Agreement described in Section 13.c. Executive agrees to provide transition support and services as may be reasonably requested by the Company to assist Company with respect to the transition of management in the Long Beach office, including providing information and answering questions within a reasonable amount of time. Executive will be paid reasonable costs and expenses for this assistance as described in Section 13.c.
c.Executive and the Company agree to enter into a Consulting Agreement for any work by Executive for the benefit of the Company after Executive’s separation from the Company. Said Consulting Agreement is attached hereto and is incorporated by reference herein as Exhibit “1.” Pursuant to the Consulting Agreement, the Parties will mutually agree on the scope of the services and terms of such services as required by the Company. Executive will be compensated at a rate of $300 an hour for any assistance provided to Company.
14.Eligibility Requirements/Selection Criteria/Applicable Data. To be eligible to participate in the January 2023 CorEnergy Long Beach, California Reduction in Force program (“RIF”) and to receive the Separation Pay and Benefit reimbursements identified in Paragraph 4 of this Agreement, an employee must be employed by the Company as of February 28, 2023 at the Long Beach, California location and must have been selected for termination. Individuals eligible to participate in the Program were selected for separation from employment based on the Company’s business needs and one or more of the following reasons: the need to reduce costs and eliminate positions with higher salaries, the responsibilities and functions of each position and whether those functions could be absorbed by other positions, and performance and skill set including leadership, ability to influence, and engage in communication building. Attached as Exhibit “A” is a list of the position titles and ages of all individuals eligible for the Program and whether they were selected or not selected for termination.
15.Violation of the Terms of this Agreement. In the event of a breach of any provision of this Separation Agreement, any Party may institute an action specifically to enforce any term or terms of this Separation Agreement or seek damages for breach.
16.Notices. When written notice is required to be provided under this Agreement, Company will provide notice to Executive at Executive’s last known address unless Executive provides notice to the Company of a new address. Notices to Company should be mailed or delivered to the person and address specified below unless a provision of this Agreement specifies a different notice procedure. The specific notice provision controls over this general notice provision.

Exhibit 99.1
If to the Company:
John Grier
c/o Crimson Midstream
370 17th Street
Denver, Colorado 80202
If to the Executive:
Larry W. Alexander
33731 Paseo Baja
San Juan Capistrano, CA 92675

17.Governing Law and Interpretation. This Agreement shall be governed and conformed in accordance with the laws of California without regard to its conflict of laws provision. In the event of a breach of any provision of this Agreement, either party may institute an action specifically to enforce any term or terms of this Agreement and/or to seek any damages for breach in California. The prevailing party in an action to enforce this Agreement shall be entitled to that party’s reasonable attorney’s fees and costs. In such a case, the Parties agree that this Agreement may be used as evidence.
18.No Admission of Wrongdoing. Company and Executive agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission of wrongdoing by the Released Parties, including Company, or evidence of any liability or unlawful conduct of any kind.
19.Amendment. This Agreement may not be modified, altered or changed, except in writing and signed by both parties wherein specific reference is made to this Agreement.
20.Entire Agreement. This Agreement sets forth the entire agreement between the Released Parties and Executive, and fully supersedes any prior agreements, statements, promises, or understandings between them. Executive acknowledges that Executive has not relied on any representations, promises or agreements of any kind made to Executive in connection with Executive’s decision to accept this Agreement, except for those set forth in this Agreement as well as the parties ongoing responsibilities and obligations pursuant to the Limited Liability Agreement of Crimson Management Incentives LLC.
21.Severability. If any provision of this Agreement is declared illegal or unenforceable by any court of competent jurisdiction or an arbitrator and cannot be modified to be enforceable, except the general release language, that provision will immediately become null and void, leaving the remainder of this Agreement in full force and effect. If the general release language is declared illegal or unenforceable by a court of competent jurisdiction or arbitrator and cannot be modified to be enforceable, the Parties agree to execute a general release that complies with the law. If Executive fails to comply with this provision and does not execute the new release, Company may seek to recover the Separation Pay and, if the Separation Pay has not been fully paid, Company may cease paying the Separation Pay.
EXECUTIVE IS ADVISED THAT EXECUTIVE HAS UP TO FORTY-FIVE (45) CALENDAR DAYS TO CONSIDER THIS AGREEMENT. EXECUTIVE IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT.
EXECUTIVE MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EXECUTIVE SIGNS THIS

Exhibit 99.1
AGREEMENT IN THE MANNER DESCRIBED IN PARAGRAPH 7 OF THIS AGREEMENT.
EXECUTIVE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL CONSIDERATION PERIOD OF UP TO FORTY-FIVE (45) CALENDAR DAYS. EXECUTIVE UNDERSTANDS THIS AGREEMENT WAIVES AGE DISCRIMINATION CLAIMS BUT DOES NOT WAIVE AGE DISCRIMINATION CLAIMS THAT ARISE AFTER SIGNING THIS AGREEMENT.
EXECUTIVE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EXECUTIVE HAS OR MIGHT HAVE AGAINST RELEASED PARTIES AS STATED IN PARAGRAPH 8.

Executive /s/ Larry Alexander Larry Alexander Date: 2/12/2023	Crimson Midstream Services, LLC By: /s/ John D. Grier John D. Grier, COO Date: 2/12/2023